UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2008

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Horace Mann Educators Corporation Named Executive Officer Annualized Salary

On May 21, 2008, the Compensation Committee of the Board of Directors of Horace Mann Educators Corporation (the “Company”) approved an increase in salary effective July 1, 2008 for one of the Company’s Named Executive Officers: Paul D. Andrews, Senior Vice President, Corporate Services. A current Summary of Horace Mann Educators Corporation Named Executive Officer Annualized Salary is attached as Exhibit 10.1.

Agreement with a Former Named Executive Officer

On May 21, 2008, the Company entered into a Waiver and Release Agreement with a former Named Executive Officer, Frank D’Ambra III, wherein Mr. D’Ambra will receive a separation payment of $65,000.00 and will be on a paid leave of absence through December 31, 2008. The Waiver and Release Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits. Management contracts and compensatory plans are indicated by an asterisk(*).
10.1*	Summary of Horace Mann Educators Corporation Named Executive Officer Annualized Salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: May 28, 2008